Exhibit 99.1

VMware Reports Fourth-Quarter and Fiscal Year 2007 Results

Virtualization Leader Grew Fourth Quarter Revenues 80% to $412 Million;

Increased 2007 Revenues to $1.33 Billion

PALO ALTO, Calif., January 28, 2008 — VMware, Inc. (NYSE: VMW) the global leader in virtualization solutions from the desktop to the datacenter, today announced financial results for the fourth quarter and full fiscal year 2007:

•	Total revenues for the fourth quarter were $412 million, an increase of 80% compared to the year-ago quarter.

•

GAAP operating income for the fourth quarter was $76 million compared to $37 million in the fourth quarter of 2006. Non-GAAP operating income was $108 million, representing 26% of fourth-quarter revenues and an increase of 72% over the year-ago quarter.

•

GAAP net income for the quarter was $78 million, or $0.19 per diluted share, compared to $31 million, or $0.09 per diluted share, in the year-ago quarter. Non-GAAP net income for the quarter was $103 million, or $0.26 per diluted share. GAAP and non-GAAP net income for the fourth quarter of 2007 include a $0.01 per diluted share benefit from a change in tax rate.

•	Total revenues for the full fiscal year 2007 were $1.33 billion, an increase of 88% compared to 2006.

•

GAAP operating income for the full fiscal year 2007 was $235 million compared to $121 million in 2006. Non-GAAP operating income for the year was $338 million, representing 26% of full-year revenues and an increase of 77% over 2006.

•	GAAP net income for the year was $218 million or $0.61 per diluted share, compared to $86 million, or $0.26 per diluted share, in 2006. Non-GAAP net income was $295 million or $0.82 per diluted share.

“VMware executed at a remarkable pace in 2007 as customer interest and partner attention increased several fold,” said Diane Greene, president and chief executive officer of VMware. “We begin 2008 with more than 100,000 customers, 500 technology and consulting partners, nearly 10,000 go-to-market partners, and more than 5,000 employees. As others begin to enter the market, VMware and our partners are continuing to broaden and deepen our highly reliable end-to-end virtualization solutions.

“From the desktop to the datacenter, VMware products are providing significant capital and operational cost savings to customers,” continued Greene. “VMware is enabling organizations of all sizes to deploy and manage two to three times the number of application workloads per administrator, while using four to 10 times less data center capacity. VMware’s vision for the virtual datacenter is delivering tremendous value to our customers today and our product pipeline for 2008 promises to deliver much more.”

VMware plans to host a conference call today to review its fourth-quarter and full-year financial results and provide forward-looking guidance for 2008. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The Internet broadcast and related slides will be available live, and a replay will be available following completion of the live broadcast for approximately 30 days.

About VMware

VMware (NYSE: VMW) is the global leader in virtualization solutions from the desktop to the datacenter. Customers of all sizes rely on VMware to reduce capital and operating expenses, ensure business continuity, strengthen security and go green. With 2007 revenues of $1.3 billion, more than 100,000 customers and more than 10,000 partners, VMware is one of the fastest growing public software companies. VMware is based in Palo Alto, California and on the web at www.vmware.com.

VMware is a registered trademark of VMware, Inc. in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Forward-Looking Statements

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to continuing customer adoption and deployment of our products and architecture, achievement of data center efficiencies, our future product introductions and customer perceptions of their value. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (iv) the ability to develop, and to transition to, new products, the uncertainty of customer acceptance of emerging technology, and rapid technological and market change; (v) changes to product development timelines; (vi) VMware’s relationship with EMC Corporation, and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (vi) the ability to protect our proprietary technology; (viii) our ability to attract and retain highly qualified employees; and (ix) fluctuating currency exchange rates. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including the report on Form 10-Q for the fiscal quarter ended September 30, 2007, which could cause actual results to vary from expectations. VMware disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, which are used as measures of VMware’s performance, should be considered in addition to, not as a substitute for or in isolation from, measures of VMware’s financial performance prepared in accordance with GAAP. These measures differ from GAAP in that they exclude stock-based compensation, amortization of intangible assets, the write-off of in-process research and development, and the net effect of the amortization and capitalization of software development costs under Statement of Financial Accounting Standards No. 86 (“FAS86”), VMware’s bases for these adjustments are described below.

VMware’s management uses the non-GAAP financial measures referenced in this release and shown in the accompanying schedules to gain an understanding of VMware’s comparative operating results (when comparing such results with previous periods or forecasts) and its future prospects and excludes the above-listed items (stock-based compensation, amortization of intangible assets, write-off of in-process research and development, and the net effect of the amortization and capitalization of software development costs under FAS86) from its internal operating plans and measurement of financial performance, including budgeting, calculating bonus payments, and forecasting future periods. These non-GAAP financial measures are used by VMware’s management in their financial and operating decision-making because management believes they reflect VMware’s ongoing business in a manner that allows meaningful period-to-period comparisons. As the non-GAAP financial measures exclude non-cash expenses that VMware believes are not reflective of ongoing operating results, management believes the non-GAAP financial measures enable management to better analyze trends in its business. VMware’s management also believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating VMware’s current operating results and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner VMware’s current financial results with VMware’s past financial results.

In addition to the foregoing, management believes that these non-GAAP measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. VMware does not believe these non-cash expenses are reflective of ongoing operating results.

•

VMware’s amortization of intangible assets includes the effects of EMC’s acquisition of VMware in January 2004. Also, VMware does not acquire businesses on a predictable cycle. VMware therefore believes that the presentation of non-GAAP measures that adjust for the amortization of intangible assets and the write-off of in-process research and development, provide investors and others with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and others in helping them to better understand VMware’s operating results and underlying operational trends.

•

The amortization and capitalization of software under FAS86 can vary significantly depending upon the timing of products reaching technological feasibility. VMware does not believe that the variance in operating results caused by the net effect of applying FAS86 properly reflect underlying operational trends.

VMware’s non-GAAP financial measures may be defined differently than similar terms used by other companies and, accordingly, may not be comparable to similarly-titled non-GAAP financial measures used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. Specifically, the non-GAAP financial measures that exclude stock-based compensation, intangible amortization, in-process research and development, and the net effect of the amortization and capitalization of software development costs under FAS86, do not include all items of income and expense that affect VMware’s operations. More specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation, the cash salary expense included in costs of revenues and operating expenses would be higher. In the case of intangible amortization, while not directly affecting VMware’s cash position, it represents the loss of value of intangible assets over time. As a result, non-GAAP net income and non-GAAP net income per share, which exclude this expense, do not reflect the full economic loss in value of those intangible assets. Management compensates for these limitations by reconciling the non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP, which reconciliations are set forth in the accompanying schedules to this release, in the current report on Form 8-K furnished to the SEC on the date hereof and on http://ir.vmware.com.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

650-427-2875

Greg Eden

VMware Public Relations

eden@vmware.com

650-427-1095

Andrew Schmitt

OutCast Communications for VMware

Andrew@outcastpr.com

415-392-8282 x706

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,231,168	$176,134
Accounts receivable, less allowance for doubtful accounts of $1,603 and $2,139	283,824	193,710
Due from EMC, net	—	2,245
Deferred tax asset	54,386	27,656
Other current assets	33,956	22,686

Total current assets	1,603,334	422,431
Property and equipment, net	276,983	48,675
Other assets, net	71,695	49,912
Deferred tax asset	72,249	20,935
Intangible assets, net	32,073	43,515
Goodwill	639,366	560,482

Total assets	$2,695,700	$1,145,950

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$61,503	$44,227
Accrued expenses	173,610	103,321
Due to EMC, net	2,759	—
Income taxes payable to EMC, current portion	68,823	87,598
Deferred revenue, current portion	363,317	242,603

Total current liabilities	670,012	477,749
Note payable to EMC	450,000	800,000
Deferred revenue, net of current portion	189,479	63,912
Deferred tax liability	27,327	30,579
Income taxes payable to EMC, net of current portion	18,265	4,522
Commitments and contingencies
Stockholder’s equity (deficit):
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 82,924 and 32,500 shares	829	325
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3,000	3,000
Additional paid-in capital	1,352,788	—
Accumulated deficit	(16,000)	(234,137)

Total stockholders’ equity (deficit)	1,340,617	(230,812)

Total liabilities and stockholders’ equity (deficit)	$2,695,700	$1,145,950

VMware, Inc.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
Revenues:
License	$284,282	$161,998	$905,368	$491,902
Services	128,193	67,583	420,443	212,002

	412,475	229,581	1,325,811	703,904
Operating expenses:
Cost of license revenues	20,330	14,485	80,876	59,202
Cost of services revenues	46,852	22,765	137,798	64,180
Research and development	91,562	50,131	285,941	148,254
Sales and marketing	138,763	80,603	450,195	238,327
General and administrative	38,494	25,088	135,660	69,602
In-process research and development	—	—	—	3,700

Operating income	76,474	36,509	235,341	120,639
Investment income	11,224	613	22,942	2,497
Interest income (expense) with EMC, net	(4,496)	627	(17,757)	293
Other income (expense), net	58	(6)	(48)	(882)

Income before taxes	83,260	37,743	240,478	122,547
Income tax provision	5,105	6,764	22,341	36,832

Income before cumulative effect of a change in accounting principle	78,155	30,979	218,137	85,715
Cumulative effect of a change in accounting principle, net of tax of $108	—	—	—	175

Net income	$78,155	$30,979	$218,137	$85,890

Net income per weighted average share, basic for Class A and Class B:
Income per share before cumulative effect of a change in accounting principle	$0.21	$0.09	$0.62	$0.26
Cumulative effect of a change in accounting principle	—	—	—	—

Net income per share	$0.21	$0.09	$0.62	$0.26

Net income per weighted average share, diluted for Class A and Class B:
Income per share before cumulative effect of a change in accounting principle	$0.19	$0.09	$0.61	$0.26
Cumulative effect of a change in accounting principle	—	—	—	—

Net income per share	$0.19	$0.09	$0.61	$0.26

Weighted average shares, basic for Class A and Class B	379,953	332,500	350,493	332,500
Weighted average shares, diluted for Class A and Class B	402,604	332,500	359,189	332,500

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$78,155	$30,979	$218,137	$85,890
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,565	20,127	104,027	66,573
In-process research and development	—	—	—	3,700
Stock-based compensation	33,052	16,206	92,406	51,226
Other adjustments	227	4,921	(167)	5,076
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(119,941)	(80,107)	(88,969)	(97,992)
Other assets	1,689	1,543	(977)	(9,076)
Due to (from) EMC, net	79,440	57,204	5,004	(48,365)
Accounts payable	(5,388)	12,666	15,571	31,762
Accrued expenses	50,819	22,437	61,620	60,904
Income taxes payable to EMC	(78,209)	(37,847)	(17,812)	(6,006)
Deferred income taxes, net	(33,412)	(20,202)	(78,486)	(21,888)
Deferred revenue	125,577	96,889	242,082	158,059

Net cash provided by operating activities	163,574	124,816	552,436	279,863

Cash flows from investing activities:
Additions to property and equipment, net	(45,101)	(10,614)	(136,395)	(52,574)
Purchase of headquarters facilities from EMC	—	—	(132,564)	—
Capitalized software development costs	(14,877)	(4,458)	(47,735)	(32,523)
Business acquisitions, net of cash acquired	(7,017)	—	(82,535)	(46,541)
Decrease (increase) in restricted cash	673	1,385	(4,466)	(10,744)

Net cash used in investing activities	(66,322)	(13,687)	(403,695)	(142,382)

Cash flows from financing activities:
Proceeds from Class A common stock issued in IPO, net of issuance costs	—	—	1,035,233	—
Proceeds from Class A common stock issued to Intel Capital, net of issuance costs	—	—	218,300	—
Proceeds from exercises of stock options	—	—	2,760	—
Repayment of note payable to EMC	—	—	(350,000)	—

Net cash provided by financing activities	—	—	906,293	—

Net increase in cash and cash equivalents	97,252	111,129	1,055,034	137,481
Cash and cash equivalents at beginning of the period	1,133,916	65,005	176,134	38,653

Cash and cash equivalents at end of the period	$1,231,168	$176,134	$1,231,168	$176,134

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2007

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Intangible Amortization & Other	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$20,330	(236)	(5,027)	(10,478)	—	$4,589
Cost of services revenues	$46,852	(2,462)	144	—	—	$44,534
Research and development	$91,562	(15,257)	1,996	17,246	(2,369)	$93,178
Sales and marketing	$138,763	(9,510)	137	—	—	$129,390
General and administrative	$38,494	(5,587)	—	—	—	$32,907
Operating income	$76,474	33,052	2,750	(6,768)	2,369	$107,877
Income before taxes	$83,260	33,052	2,750	(6,768)	2,369	$114,663
Income tax provision	$5,105	6,484	1,015	(1,267)	479	$11,816
Quarterly tax rate	6.1%					10.3%
Net income	$78,155	26,568	1,735	(5,501)	1,890	$102,847
Net income per weighted average share, basic for Class A and Class B	$0.21	$0.07	$0.00	$(0.01)	$0.00	$0.27
Net income per weighted average share, diluted for Class A and Class B	$0.19	$0.07	$0.00	$(0.01)	$0.00	$0.26
Weighted average shares, basic for Class A and Class B	379,953	379,953	379,953	379,953	379,953	379,953
Weighted average shares, diluted for Class A and Class B	402,604	402,604	402,604	402,604	402,604	402,604

(1)	For the fourth quarter of 2007, VMware capitalized $17.2 million (including $2.4 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $10.5 million for the fourth quarter of 2007.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2006

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$14,485	(37)	(5,532)	(8,063)	—	$853
Cost of services revenues	$22,765	(718)	—	—	—	$22,047
Research and development	$50,131	(9,001)	—	5,131	(673)	$45,588
Sales and marketing	$80,603	(3,643)	(548)	—	—	$76,412
General and administrative	$25,088	(2,807)	(372)	—	—	$21,909
Operating income	$36,509	16,206	6,452	2,932	673	$62,772
Income before taxes	$37,743	16,206	6,452	2,932	673	$64,006
Income tax provision	$6,764	4,257	2,453	1,115	177	$14,766
Net income	$30,979	11,949	3,999	1,817	496	$49,240
Net income per weighted average share, basic for Class A and Class B	$0.09	$0.04	$0.01	$0.01	$0.00	$0.15
Net income per weighted average share, diluted for Class A and Class B	$0.09	$0.04	$0.01	$0.01	$0.00	$0.15
Weighted average shares, basic for Class A and Class B	332,500	332,500	332,500	332,500	332,500	332,500
Weighted average shares, diluted for Class A and Class B	332,500	332,500	332,500	332,500	332,500	332,500

(1)	For the fourth quarter of 2006, VMware capitalized $5.1 million (including $0.7 million of stock-based compensation), of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $8.1 million for the fourth quarter of 2006.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2007

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Intangible Amortization & Other	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$80,876	(558)	(20,810)	(36,407)	—	$23,101
Cost of services revenues	$137,798	(6,070)	144	—	—	$131,872
Research and development	$285,941	(42,934)	1,996	56,840	(9,105)	$292,738
Sales and marketing	$450,195	(26,288)	(1,787)	—	—	$422,120
General and administrative	$135,660	(16,556)	(1,476)	—	—	$117,628
Operating income	$235,341	92,406	21,933	(20,433)	9,105	$338,352
Income before taxes	$240,478	92,406	21,933	(20,433)	9,105	$343,489
Income tax provision	$22,341	21,227	8,113	(5,256)	2,091	$48,516
Annual tax rate	9.3%					14.1%
Net income	$218,137	71,179	13,820	(15,177)	7,014	$294,973
Net income per weighted average share, basic for Class A and Class B	$0.62	$0.20	$0.04	$(0.04)	$0.02	$0.84
Net income per weighted average share, diluted for Class A and Class B	$0.61	$0.20	$0.04	$(0.04)	$0.02	$0.82
Weighted average shares, basic for Class A and Class B	350,493	350,493	350,493	350,493	350,493	350,493
Weighted average shares, diluted for Class A and Class B	359,189	359,189	359,189	359,189	359,189	359,189

(1)	For the year ended December 31, 2007, VMware capitalized $56.8 million (including $9.1 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $36.4 million for the the year ended December 31, 2007.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2006

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	IPR&D and Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$59,202	(99)	(21,840)	(22,299)	—	$14,964
Cost of services revenues	$64,180	(2,384)	—	—	—	$61,796
Research and development	$148,254	(26,342)	—	43,012	(10,489)	$154,435
Sales and marketing	$238,327	(12,020)	(2,188)	—	—	$224,119
General and administrative	$69,602	(10,381)	(1,494)	—	—	$57,727
In-process research and development	$3,700	—	(3,700)	—	—	$—
Operating income	$120,639	51,226	29,222	(20,713)	10,489	$190,863
Income before taxes	$122,547	51,226	29,222	(20,713)	10,489	$192,771
Income tax provision	$36,832	13,457	9,698	(7,871)	2,758	$54,874
Net income	$85,890	37,769	19,524	(12,842)	7,731	$138,072
Net income per weighted average share, basic for Class A and Class B	$0.26	$0.11	$0.06	$(0.04)	$0.02	$0.42
Net income per weighted average share, diluted for Class A and Class B	$0.26	$0.11	$0.06	$(0.04)	$0.02	$0.42
Weighted average shares, basic for Class A and Class B	332,500	332,500	332,500	332,500	332,500	332,500
Weighted average shares, diluted for Class A and Class B	332,500	332,500	332,500	332,500	332,500	332,500

(1)	For the year ended December 31, 2006, VMware capitalized $43.0 million (including $10.5 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $22.3 million for the the year ended December 31, 2006.